Exhibit 99.2

REPLACEMENT CAPITAL COVENANT, dated as of August 23, 2012 (this “Replacement Capital Covenant”), by American International Group, Inc., a Delaware corporation (together with its successors and assigns, including any entity surviving or resulting from a merger, consolidation, binding share exchange, sale, lease or transfer of all or substantially all of the assets or other business combination, the “Corporation”), in favor of and for the benefit of each Covered Debtholder (as defined below).

RECITALS

A. On March 15, 2007, the Corporation issued £750,000,000 aggregate principal amount of its Series A-2 Junior Subordinated Debentures, £309,850,000 aggregate principal amount of which are outstanding on the date hereof (together with any Series A-2 Junior Subordinated Debentures that the Corporation may issue after the date hereof, the “Debentures”).

B. The Corporation is entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

C. The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

NOW, THEREFORE, the Corporation hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.

SECTION 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.

SECTION 2. Limitations on Repayment, Redemption, Defeasance and Purchase of Debentures. Subject to Section 5, the Corporation hereby promises and covenants to and for the benefit of each Covered Debtholder that the Corporation shall not repay, redeem, defease or purchase, and no Subsidiary of the Corporation shall purchase, all or any part of the Debentures prior to the Termination Date except to the extent that the principal amount repaid or defeased or the applicable redemption or purchase price does not exceed the sum of the following amounts:

(a)	100% of the aggregate amount of (i) net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date from the sale of Common Stock, Rights to acquire Common Stock and Mandatorily Convertible Preferred Stock to Persons other than the Corporation and its Subsidiaries and (ii) the Market Value of any Common Stock that the Corporation or its Subsidiaries have delivered or issued to Persons other than the Corporation or its Subsidiaries since the most recent Measurement Date in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which the Corporation or any of its Subsidiaries has received equity credit from any NRSRO; plus

(b)

100% of the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date from the sale of securities included in clause (a) of the definition of Qualifying Capital Securities to Persons other than the

Corporation and its Subsidiaries; plus

(c)	100% of the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date from the sale of securities included in clause (b) of the definition of Qualifying Capital Securities to Persons other than the Corporation and its Subsidiaries;

provided that the limitations in this Section 2 shall not restrict the repayment, redemption or other acquisition of any Debentures that the Corporation has previously defeased in accordance with this Replacement Capital Covenant or the purchase of any Debentures of the Corporation in exchange for Common Stock. To the extent the net cash proceeds are not denominated in Sterling, for purposes of this Replacement Capital Covenant the amount of such proceeds shall be deemed to be the amount of Sterling that could have been purchased with such proceeds on the date of the settlement of the issuance of Replacement Capital Securities at the spot rate of exchange in effect on that date, regardless of whether such proceeds are actually converted into Sterling.

SECTION 3. Covered Debt. (a) The Corporation represents and warrants that the Initial Covered Debt is Eligible Debt.

(b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:

(i) the Corporation shall identify each series of its then outstanding unsecured, long-term indebtedness for money borrowed that is Eligible Debt;

(ii) the Corporation shall designate one of such series to be the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date, but if (and only if) the Corporation fails to designate a series of Eligible Debt as the Covered Debt by the close of business on such Redesignation Date, the Eligible Debt that will become the Covered Debt will be determined in accordance with the following procedures:

(A) if only one series of the Corporation’s then outstanding unsecured, long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(B) if the Corporation has more than one outstanding series of unsecured, long-term indebtedness for money borrowed that is Eligible Debt, then the series that has the latest occurring final maturity date as of the date the procedures in clause (ii) of this Section 3(b) are applied shall become the Covered Debt on the related Redesignation Date;

(iii) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii) of this Section 3(b) shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding unsecured, long-term indebtedness for money borrowed is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and

(iv) in connection with such identification of a new series of Covered Debt, the Corporation shall, as provided for in Section 3(d), give a notice and file with the Commission a current report on Form 8-K (or any successor form) under the Securities Exchange Act including or incorporating by reference this Replacement Capital Covenant as an exhibit within the time frame provided for in Section 3(d).

(c) Automatic Redesignation Event. Upon the occurrence of an Automatic Redesignation Event, the then existing Covered Debt shall automatically cease to be the Covered Debt and the Exchange Debt shall automatically become the Covered Debt.

(d) Notice. In order to give effect to the intent of the Corporation described in Recital B, the Corporation covenants that:

(i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (x) give notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (y) file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Current Report on Form 8-K (or any successor form) under the Securities Exchange Act;

(ii) so long as the Corporation is a reporting company under the Securities Exchange Act, the Corporation shall include in each Annual Report filed with the Commission on Form 10-K (or any successor form) under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Annual Report on Form 10-K (or any successor form) is filed with the Commission;

(iii) if a series of the Corporation’s long-term indebtedness for money borrowed (A) becomes Covered Debt or (B) ceases to be Covered Debt, the Corporation shall give notice of such occurrence within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and report such change (x) except if such series becomes or ceases to be Covered Debt as a result of an Automatic Redesignation Event, in a Current Report on Form 8-K (or any successor form) including or incorporating by reference this Replacement Capital Covenant, and (y) in the Corporation’s next Quarterly Report on Form 10-Q (or any successor form) or Annual Report on Form 10-K (or any successor form), as applicable;

(iv) if, and only if, the Corporation ceases to be a reporting company under the Securities Exchange Act, the Corporation shall (A) post on its website (or any other similar electronic platform generally available to the public) the information otherwise required to be included in Securities Exchange Act filings pursuant to clause (ii) of this Section 3(d); and (B) cause a notice of the execution of this Replacement Capital Covenant to be posted on the Bloomberg screen for the Covered Debt or any successor Bloomberg screen and each similar third-party vendor’s screen the Corporation reasonably believes is appropriate (each, an “Investor Screen”) and cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on the Investor Screen for each series of Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be; and

(v) promptly upon request by any Holder of Covered Debt, the Corporation will provide such Holder with an executed copy of this Replacement Capital Covenant.

(e) The Corporation agrees that, if at any time the Covered Debt is held by a trust (for example, where the Covered Debt is part of an issuance of trust preferred securities), a holder of the securities issued by such trust may enforce (including by instituting legal proceedings) this Replacement Capital Covenant directly against the Corporation as though such holder owned Covered Debt directly, and the holders of such trust securities shall be deemed to be the Holders of Covered Debt for purposes of this Replacement Capital Covenant for so long as the indebtedness held by such trust remains Covered Debt hereunder.

SECTION 4. Termination, Amendment and Waiver. (a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of:

(i) March 15, 2047 or, if earlier, the date on which (A) the Debentures are no longer outstanding and (B) the Corporation’s obligations under this Replacement Capital Covenant have been fulfilled or, pursuant to Section 5, are no longer applicable;

(ii) the date, if any, on which the Holders of a majority of the then-outstanding principal amount of the then-effective series of Covered Debt consent or agree to the termination of this Replacement Capital Covenant and the obligations of the Corporation hereunder;

(iii) the date on which the Corporation ceases to have any series of outstanding Eligible Debt:

(iv) the date on which the Debentures are accelerated as a result of an event of default under the Subordinated Indenture;

(v) the occurrence of a Rating Agency Event or Change in Control Event;

(vi) the date on which S&P no longer assigns the Corporation a solicited rating on senior debt issued or guaranteed by the Corporation; and

(vii) the date on which the termination of this Replacement Capital Covenant would have no effect on the equity credit provided by S&P with respect to the Debentures.

From and after the Termination Date, the obligations of the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect.

(b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation after obtaining the consent of the Holders of a majority of the then-outstanding principal amount of the then-effective series of Covered Debt; provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Corporation (and without the consent of the Holders of the then-effective series of Covered Debt) if any of the following apply:

(i) the sole effect of such amendment or supplement is either (A) to impose additional restrictions on the ability of (1) the Corporation to redeem, purchase or defease the Debentures or (2) any Subsidiary to purchase the Debentures, or (B) to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as Qualifying Capital Securities and in each case an officer of the Corporation has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such Covered Debt was issued a written certificate to that effect;

(ii) such amendment or supplement extends the date specified in clause (i) of Section 4(a); or

(iii) such amendment or supplement is not materially adverse to the Holders of the then-effective series of Covered Debt and an officer of the Corporation has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to the Holders of the then-effective series of Covered Debt; or

(iv) such amendment eliminates Common Stock, Rights to acquire Common Stock or Mandatorily Convertible Preferred Stock as a security or securities covered by clause (a) of Section 2, if, in the case of this clause (i), after the date of this Replacement Capital Covenant, an accounting standard or interpretive guidance of an existing accounting standard, issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States or other appropriate jurisdiction, as applicable, followed by the Corporation becomes effective or applicable to the Corporation such that there is more than an insubstantial risk that the failure to eliminate Common Stock, Rights to acquire Common Stock or Mandatorily Convertible Preferred Stock as a security or securities covered by clause (a) of Section 2 would result in a reduction in the Corporation’s fully diluted earnings per share as calculated in accordance with generally accepted accounting principles (“EPS”), or the Corporation otherwise has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to eliminate such securities as a security or securities covered by clause (a) of Section 2 would result in a reduction of the Corporation’s fully diluted EPS.

For purposes of clause (iii) of this Section 4(b), an amendment or supplement that adds new types of securities qualifying as Replacement Capital Securities, or modifies the requirements of securities qualifying as Replacement Capital Securities, will not be deemed materially adverse to the Holders of the then-effective series of Covered Debt if, following such amendment or supplement, this Replacement Capital Covenant would constitute a Qualifying Replacement Capital Covenant.

(c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement this Replacement Capital Covenant or the obligations of the Corporation under this Replacement Capital Covenant shall be the Holders of the then-effective series of Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes that such termination, amendment or supplement becomes effective.

SECTION 5. Limitation on Applicability of this Replacement Capital Covenant. The promises and covenants contained in this Replacement Capital Covenant shall not apply and be of no force and effect upon the occurrence of one or more of the following events:

(a)	S&P upgrades the Corporation’s corporate credit rating by at least one notch above A+;

(b)	the Debentures are redeemed by the Corporation due to a Tax Event;

(c)	if after proper notice of redemption for the Debentures has been given to the holders of the Debentures, a Market Disruption Event occurs and prevents the Corporation from raising proceeds in accordance with Section 2 to redeem the Debentures, to such redemption; provided that if during the pendency of such Market Disruption Event the Corporation repurchases or redeems the Debentures or a Subsidiary of the Corporation purchases the Debentures (in a manner that, but for the existence of the Market Disruption Event, would not have been permitted by this Replacement Capital Covenant) then, at such time as the Market Disruption Event shall cease to exist, the Corporation promises and covenants to issue Replacement Capital Securities to raise proceeds, in accordance with Section 2, in an amount sufficient to repurchase or redeem the Debentures; or

(d)	if the Corporation repurchases or redeems or a Subsidiary purchases up to 10% of the outstanding principal amount of the Debentures in any one-year period, to such repurchase, redemption or purchase; provided that no more than 25% of the outstanding principal amount of the Debentures shall be so repurchased, redeemed or purchased in any ten-year period, and that this Replacement Capital Covenant shall continue to apply to any Debentures repurchased, redeemed or purchased in excess of such thresholds; provided, further, that any Debentures the Corporation or any of its Subsidiaries acquires or holds as a result of the acquisition, consolidation or merger of any Person by or into the Corporation or any of its Subsidiaries, or the acquisition of all or substantially all assets of any Person by the Corporation or any of its Subsidiaries, shall be deemed not to be or have been repurchased, redeemed or purchased by the Corporation or any of its Subsidiaries for purposes of this clause (d), and shall not be counted in determining whether such thresholds have been met.

SECTION 6. Miscellaneous. (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

(b) This Replacement Capital Covenant shall be binding upon the Corporation and its successors and assigns (provided that, in the event the Corporation sells, conveys, transfers or otherwise disposes of all or substantially all its assets to any Person and (i) such person assumes all the obligations of the Corporation under the indenture governing the then applicable Covered Debt and the indenture governing the Debentures, (ii) such Person assumes all the obligations of the Corporation under the Replacement Capital Covenant and (iii) the Corporation is released from its obligations under the indenture governing the then applicable Covered Debt and the indenture governing the Debentures, the Corporation shall be released from all its obligations hereunder), and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Corporation that any Person who is a Covered Debtholder at the time such Person acquires, holds or sells Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money such Person then owns is Covered Debt and, if such Person initiates an action, claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt). Other than the Covered Debtholders as provided in the previous sentence and Section 3(e), no other Person shall have any rights under this Replacement Capital Covenant or be deemed a third-party beneficiary of this Replacement Capital Covenant. In particular, no holder of the Debentures is a third-party beneficiary of this Replacement Capital Covenant, it being understood that such holders may have rights under the Subordinated Indenture.

(c) All demands, notices, requests and other communications to the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day) or (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation by a national or international courier service, on the date of receipt by the Corporation (or, if such date of receipt is not a Business Day, the next succeeding Business Day), and in each case to the Corporation at the address set forth below, or at such other address as the Corporation may thereafter notify to Covered Debtholders or post on its website (or any other similar electronic platform generally available to the public) as the address for notices under this Replacement Capital Covenant:

American International Group, Inc.
180 Maiden Lane New York, New York 10038 Attention: Secretary

IN WITNESS WHEREOF, the Corporation has caused this Replacement Capital Covenant to be executed by its duly authorized officer as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Executive Vice President and Treasurer

Schedule I

DEFINITIONS

“Automatic Redesignation Event” means the consummation of an exchange offer pursuant to which a majority in principal amount of the then existing series of Covered Debt is exchanged for a new series of Eligible Debt; provided that the Corporation shall have included in a document filed with the Commission a statement that upon consummation of such exchange offer, the Exchange Debt shall become the Covered Debt and the then existing series of Covered Debt shall cease to be Covered Debt.

“Business Day” means each day other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Event” means:

(a)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of amalgamation, merger or consolidation), in one or a series of related transactions, of all or substantially all of the Corporation’s properties or assets and the properties or assets of the Corporation’s subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act), other than a wholly owned subsidiary of the Corporation.

(b)	the consummation of any transaction (including, without limitation, any amalgamation, merger or consolidation) the result of which is that any “person” becomes the beneficial owner, directly or indirectly, of more than 50% of the Corporation’s Voting Stock, measured by voting power rather than the number of shares, or

(c)	the first day on which a majority of the members of the Corporation’s board of directors are not Continuing Directors. “Continuing Directors” are those directors who (i) were members of the board of directors on the first date that any of the Debentures were issued or (ii) were elected or appointed to the Corporation’s board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors at the time of such election or appointment (either by specific vote or by approval of our proxy statement in which such members were named as a nominee for election as a director, without objection to such nomination).

“Commission” means the United States Securities and Exchange Commission or any successor agency.

“Common Stock” means any equity securities of the Corporation (including equity securities held as treasury shares) or rights to acquire equity securities of the Corporation that have no preference in the payment of dividends or amounts payable upon the liquidation, dissolution or winding up of the Corporation (including a security that tracks the performance of, or relates to the results of, a business, unit or division of the Corporation), and any securities that have no preference in the payment of dividends or amounts payable upon liquidation, dissolution or winding up and are issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Corporation” has the meaning specified in the introduction to this instrument.

“Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date or Automatic Redesignation Date and continuing to but not including the next succeeding Redesignation Date or Automatic Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period or the applicable Exchange Debt, as the case may be.

“Covered Debtholder” at any time means each Person to the extent that such Person at such time holds (whether as a Holder or a beneficial owner holding through a participant in a clearing agency) long-term indebtedness for money borrowed of the Corporation during the period that such long-term indebtedness for money borrowed is Covered Debt, provided that, except as provided in Section 6(b), a Person who has sold all of its right, title and interest in Covered Debt shall cease to be a Covered Debtholder at the time of such sale if, at such time, the Corporation has not breached or repudiated, or threatened to breach or repudiate, its obligations hereunder.

“Debentures” has the meaning specified in Recital A.

“Eligible Debt” means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that (a) ranks senior to the Debentures, (b) has an outstanding principal amount of not less than $250,000,000 (or, in the case of Exchange Debt, $100,000,000), and (c) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents, or was issued in exchange for Eligible Debt or other securities that were issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Exchange Debt” means, at any time, the series of Eligible Debt for which the then existing series of Covered Debt is exchanged pursuant to an Automatic Redesignation Event.

“Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt and each beneficial owner holding through a participant in a clearing agency.

“Initial Covered Debt” means the Corporation’s 2.375% Subordinated Notes due 2015, which have CUSIP No. 026874CV7.

“Issue Date” means March 15, 2007.

“Mandatorily Convertible Preferred Stock” means preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Common Stock within approximately three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such preferred stock, subject to customary anti-dilution provisions.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(a)	any suspension or material disruption of trading or settlement of one of the exchanges (and/or their electronic trading platform) on which Replacement Capital Securities are listed; or

(b)	any change in political conditions, any outbreak or escalation of hostilities, terrorist attacks or crisis such that the issuance by the Corporation of its Replacement Capital Securities is deemed to be impracticable.

“Market Value” means, on any date, the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded or quoted; if the Common Stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the Market Value will be the average of the mid-point of the bid and ask prices for the Common Stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Measurement Date” means, with respect to any redemption, repurchase, defeasance or purchase of Debentures, the date 360 days prior to the date of such redemption, repurchase, defeasance or purchase; provided that the 360-day period may be increased by the number of days during which there exists a Market Disruption Event during the period between the Measurement Date and the date of such redemption, repurchase or purchase.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act, or any successor provision.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company, corporation or other entity, unincorporated organization or government or any agency or political subdivision thereof.

“Qualifying Capital Securities” means:

(a)	any instrument that achieves high equity credit from S&P under the relevant guidelines at the time of repurchase, redemption or purchase of the Debentures; or

(b)	any instrument that (i) includes the same deferral features and ranking as the Debentures and matures no earlier than March 15, 2047, or (ii) would have achieved at least the same equity credit from S&P as the Debentures at the time of issuance of the Debentures.

“Qualifying Replacement Capital Covenant” means (a) a replacement capital covenant that is substantially similar to this Replacement Capital Covenant or (b) a replacement capital covenant, as identified by the Corporation’s Board of Directors, or a duly authorized committee thereof, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant that restricts the related issuer from repaying, redeeming or purchasing, and its Subsidiaries from purchasing, identified securities except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased within the 360-day period prior to the applicable redemption, repayment or purchase date without regard to the term of such replacement capital covenant.

“Rating Agency Event” means the determination by the Corporation of a change in the hybrid ratings methodology employed by S&P, which change results in a lower equity credit including up to a lesser amount) to the Corporation than the equity credit assigned by S&P to the Debentures on the date hereof, or a shortening of the length of time the Debentures are assigned such equity credit as compared to the length of time they would have been assigned such equity credit on the date hereof.

“Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt or (b) if the Corporation elects to redeem or defease, or the Corporation or a Subsidiary of the Corporation elects to purchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption, defeasance or purchase, the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption, defeasance or purchase date; provided that with respect to clause (a) above, if the Corporation has no series of long-term indebtedness for money borrowed that is Eligible Debt other than the Covered Debt at the date that is two years prior to the final maturity date of the Covered Debt, then the Redesignation Date shall be such subsequent date on which the Corporation issues long-term indebtedness for money borrowed that is Eligible Debt.

“Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

“Replacement Capital Securities” means Common Stock, Rights to acquire Common Stock, Mandatorily Convertible Preferred Stock and Qualifying Capital Securities.

“Rights to acquire Common Stock” includes any right to acquire Common Stock, including any right to acquire Common Stock pursuant to a stock purchase plan or other plans to the extent cash proceeds are received by the Corporation.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subordinated Indenture” means the Junior Subordinated Debt Indenture, dated as of March 13, 2007, between the Corporation and The Bank of New York, as trustee, as amended and supplemented by the Supplemental Indenture and as further amended and supplemented from time to time in accordance with its terms.

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

“Supplemental Indenture” means the Second Supplemental Indenture, dated as of March 15, 2007, between the Corporation and The Bank of New York, as trustee.

“Tax Event” means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any:

(a)	amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the Issue Date;

(b)	proposed change in those laws or regulations that is announced after the Issue Date;

(c)	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the Issue Date; or

(d)	threatened challenge asserted in connection with an audit of the Corporation, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures;

there is more than an insubstantial increase in the risk that interest payable by the Corporation on the Debentures is not, or will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes.

“Termination Date” has the meaning specified in Section 4(a).

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.